Exhibit 23.2

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY 10019-6099

Telephone: 212-728-8000

Facsimile: 212-728-8111

CONSENT OF COUNSEL

We consent to the references to our firm under the captions “Income Tax Aspects,” “Legal Matters” and “Experts” in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-117275) as filed with the United States Securities and Exchange Commission on May 27, 2005 and the related Prospectus for Citigroup Diversified Futures Fund L.P.

May 27, 2005

/s/ Willkie Farr & Gallagher LLP